EXHIBIT 2.1
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      STOCK ACQUISITION AND REORGANIZATION AGREEMENT
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THIS STOCK ACQUISITION AND REORGANIZATION AGREEMENT (this
"Agreement") is made and entered into effective the 28th day of August, 2000 (the "Effective Date") by and among Precom Technology Inc., a Florida corporation ("Precom"); Provence Capital Corporation, Inc. Florida corporation ("Provence"); and the persons listed in Exhibit A hereof (collectively the "Shareholders"), being the owners of record of all of the issued and outstanding stock of Provence.
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                        RECITALS
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A.      The Shareholders own all of the issued and
outstanding shares of $0.001 par value common stock of
Provence ("Shares").
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B.      The Shareholders desire to exchange all of the
Shares for 200,000 shares of $0.001 par value common stock
of Precom at the rate of 1 Precom share for every 5 Provence shares subject to the conditions specified by the provisions of this Agreement.
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C.      The Boards of Directors  and holders of a majority
of the issued and outstanding shares of each of Provence and Precom have determined that it is advisable and appropriate and in the best interests of those corporations and their respective shareholders that the exchange contemplated by the provisions of recital B specified above occur on the terms and subject to the conditions specified by the provisions of this Agreement.
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D.      The parties to this Agreement desire that the
transaction contemplated by the provisions of this Agreement satisfy the requirements of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated pursuant thereto.
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                      AGREEMENT
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NOW, THEREFORE, in consideration of the recitals specified
above that shall be deemed to be a substantive part of this agreement, and the mutual covenants, representations and warranties specified in this agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby covenant, promise, agree, represent and warrant as follows:
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1.       EXCHANGE OF STOCK
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1.1      Number of Shares. The Shareholders agree to
transfer to Precom at the Closing (defined below) the number of shares of common stock of Provence, $0.001 par value per share, shown opposite their names in Exhibit A, in an exchange for an aggregate of 200,000 shares of voting common stock of Precom, $0.001 par value per share at the rate of one Precom share for every five Provence shares owned.
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1.2      Exchange of Certificates. Each holder of an
outstanding certificate or certificates theretofore representing shares of Provence common stock shall surrender such certificate(s) for cancellation to Precom, and shall receive in exchange a certificate or certificates representing the number of full shares of Precom common stock into which the shares of Provence common stock represented by the certificate or certificates so surrendered shall have been converted. The transfer of Provence shares by the Shareholders shall be effected by the delivery to Precom at the Closing of certificates representing the transferred shares endorsed in blank or accompanied by stock powers executed in blank.
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1.3      Fractional Shares. Fractional shares of Precom
common stock shall not be issued, but in lieu thereof Precom shall round up fractional shares to the next highest whole number.
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1.4      Further Assurances. At the Closing and from time to
time thereafter, the Shareholders shall execute such additional instruments and take such other action as Precom may request in order to more effectively to sell, transfer, and assign the transferred stock to Precom and to confirm Precom's title thereto.
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2.       RATIO OF EXCHANGE.
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The securities of Provence owned by the Shareholders, and
the relative securities of Precom for which they will be exchanged, are set out opposite their names in Exhibit A. Such rate of exchange will be one share of Precom for every five Provence shares owned
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3.       CLOSING.
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3.1      Time And Place.   The Closing contemplated herein
shall be held as soon as possible by exchanging documents
via telefax and overnight express delivery by no later than August 28, 2000, unless another place or time is agreed upon in writing by the parties without requiring the meeting of the parties hereof. All proceedings to be taken and all documents to be executed at the Closing shall be deemed to have been taken, delivered and executed simultaneously, and no proceeding shall be deemed taken nor documents deemed executed or delivered until all have been taken, delivered and executed. The date of Closing may be accelerated or extended by agreement of the parties.
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3.2      Form of Documents. Any copy, facsimile
telecommunication or other reliable reproduction of the writing or transmission required by this Agreement or any signature required thereon may be used in lieu of an original writing or transmission or signature for any and
all purposes for which the original could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission or original signature.
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4.       UNEXCHANGED CERTIFICATES.
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Until surrendered, each outstanding certificate that prior
to the Closing represented Provence common stock shall be deemed for all purposes, other than the payment of dividends or other distributions, to evidence ownership of the number of shares of Precom common stock into which it was converted. No dividend or other distribution shall be paid
to the holders of certificates of Provence common stock
until presented for exchange at which time any outstanding dividends or other distributions shall be paid.
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5.       REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS
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The Shareholders, individually and separately, represent and warrant as follows:
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5.1      Title to Shares. The Shareholders, and each of
them, are the owners, free and clear of any liens and encumbrances, of the number of Provence shares which are listed in the attached schedule and which they have contracted to exchange.
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5.2      Litigation. There is no litigation or proceeding
pending, or to any Shareholder's knowledge threatened, against or relating to shares of Provence held by the Shareholders.
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6.       REPRESENTATIONS AND WARRANTIES OF PROVENCE.
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         Provence represents and warrants that:
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6.1      Corporate Organization and Good Standing. Provence
is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida and is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification.
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6.2      Reporting Company Status. Provence has filed with
the Securities and Exchange Commission a registration statement on Form 10-SB which became effective pursuant to the Securities Exchange Act of 1934 and is a reporting company pursuant to Section 12(g) thereunder.
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6.3      Reporting Company Filings. Provence has timely
filed and is current on all reports required to be filed by it pursuant to Section 13 of the Securities Exchange Act of 1934.
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6.4      Capitalization. Provence's authorized capital stock
consists of 10,000,000 shares of Common Stock, $0.001 par value per share, of which 1,000,000 shares are issued and outstanding.
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6.5      Issued Stock. All the outstanding shares of its
Common Stock are duly authorized and validly issued, fully paid and non-assessable.
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6.6      Stock Rights. There are no stock grants, options,
rights, warrants or other rights to purchase or obtain Provence Common or Preferred Stock issued or committed to be issued.
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6.7      Corporate Authority. Provence has all requisite
corporate power and authority to own, operate and lease its properties, to carry on its business as it is now being conducted and to execute, deliver, perform and conclude the transactions contemplated by this Agreement and all other agreements and instruments related to this Agreement.
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6.8      Authorization. Execution of this Agreement has been
duly authorized and approved by Provence 's Board of Directors and holders of a majority of its issued and outstanding shares.
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6.9      Subsidiaries. Provence has no subsidiaries.
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6.10      Financial Statements. Provence's financial
statements dated as of June 30, 2000, copies of which will have been delivered by Provence to Precom prior to the Closing (the "Provence Financial Statements"), fairly present the financial condition of Provence as of the date therein and the results of its operations for the periods then ended in conformity with generally accepted accounting principles consistently applied.
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6.11      Absence of Undisclosed Liabilities. Except to the
extent reflected or reserved against in the Provence Financial Statements, Provence did not have at that date any liabilities or obligations (secured, unsecured, contingent, or otherwise) of a nature customarily reflected in a corporate balance sheet prepared in accordance with generally accepted accounting principles.
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6.12      No Material Changes. There has been no material
adverse change in the business, properties, or financial condition of Provence since the date of the Provence Financial Statements.
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6.13      Litigation. There is not, to the knowledge of
Provence, any pending, threatened, or existing litigation, bankruptcy, criminal, civil, or regulatory proceeding or investigation, threatened or contemplated against Provence or against any of its officers or directors.
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6.14      Contracts. Provence is not a party to any material
contract not in the ordinary course of business that is to
be performed in whole or in party at or after the date of
this Agreement.
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6.15      Title. Provence has good and marketable title to
all the property, if any, included in the Provence Financial Statements. Except as set out in the balance sheet thereof, the properties of Provence are not subject to any mortgage, encumbrance, or lien of any kind except minor encumbrances that do not materially interfere with the use of the property in the conduct of the business of Provence.
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6.16      Tax Returns. All required tax returns or federal,
state, county, municipal, local, foreign and other taxes and assessments have been properly prepared and filed by
Provence for all years for which such returns are due unless an extension for filing any such return has been properly prepared and filed. Any and all federal, state, county, municipal, local, foreign and other taxes, assessments, including any and all interest, penalties and additions imposed with respect to such amounts have been paid or provided for. The provisions for federal and state taxes reflected in the Provence Financial Statements are adequate to cover any such taxes that may be assessed against
Provence in respect of its business and its operations
during the periods covered by the Provence Financial Statements and all prior periods.
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6.17      No Violation. The Closing will not constitute or
result in a breach or default under any provision of any charter, by-law, indenture, mortgage, lease, or agreement, or any order, judgment, decree, law, or regulation to which any property of Provence is subject or by which Provence is bound.
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7.       REPRESENTATIONS AND WARRANTIES OF PRECOM.
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         Precom represents and warrants that:
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7.1      Corporate Organization and Good Standing. Precom is
a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida and is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification.
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7.2      Capitalization. Precom's authorized capital stock
consists of 50,000,000 shares of Common Stock, $0.001 par value per share, of which 19,208,522 shares have been issued and are outstanding, and 10,000,000 shares of Preferred Stock, $0.001 par value per share, of which no shares of Preferred Stock are issued or outstanding.
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7.3      Issued Stock. All the outstanding shares of its
Common Stock are duly authorized and validly issued, fully paid and non-assessable.
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7.4      Stock Rights. There are no stock grants, options,
rights, warrants or other rights to purchase or obtain
Precom Common or Preferred Stock issued or committed to be
issued.
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7.5      Corporate Authority. Precom has all requisite
corporate power and authority to own, operate and lease its properties, to carry on its business as it is now being conducted and to execute, deliver, perform and conclude the transactions contemplated by this Agreement and all other agreements and instruments related to this Agreement.
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7.6      Authorization. Execution of this Agreement has been
duly authorized and approved by Precom's Board of Directors and holders of a majority of its issued and outstanding shares.
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7.7      Subsidiaries. Precom has no subsidiaries.
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7.8      Financial Statements. Precom's financial statements
dated as of a current date, copies of which will have been delivered by Precom to Provence prior to the Closing (the "Precom Financial Statements"), fairly present the financial condition of Precom as of the date therein and the results of its operations for the periods then ended in conformity with generally accepted accounting principles consistently applied.
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7.9          Absence of Undisclosed Liabilities. Except to
the extent reflected or reserved against in the Precom Financial Statements, Precom did not have at that date any liabilities or obligations (secured, unsecured, contingent, or otherwise) of a nature customarily reflected in a corporate balance sheet prepared in accordance with generally accepted accounting principles.
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7.10      No Material Changes. There has been no material
adverse change in the business, properties, or financial condition of Precom since the date of the Precom Financial Statements.
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7.11      Litigation.  There is not, to the knowledge of
Precom, any pending, threatened, or existing litigation, bankruptcy, criminal, civil, or regulatory proceeding or investigation, threatened or contemplated against Precom or against any of its officers or directors.
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7.12      Contracts. Precom is not a party to any material
contract not in the ordinary course of business that is to
be performed in whole or in part at or after the date of
this Agreement.
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7.13      Title. Precom has good and marketable title to all
the real property and good and valid title to all other property included in the Precom Financial Statements. Except as set out in the balance sheet thereof, the properties of Precom are not subject to any mortgage, encumbrance, or lien of any kind except minor encumbrances that do not materially interfere with the use of the property in the conduct of the business of Precom.
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7.14      Tax Returns. All required tax returns or federal,
state, county, municipal, local, foreign and other taxes and assessments have been properly prepared and filed by Precom for all years for which such returns are due unless an extension for filing any such return has been properly prepared and filed. Any and all federal, state, county, municipal, local, foreign and other taxes, assessments, including any and all interest, penalties and additions imposed with respect to such amounts have been paid or provided for. The provisions for federal and state taxes reflected in the Precom Financial Statements are adequate to cover any such taxes that may be assessed against Precom in respect of its business and its operations during the periods covered by the Precom Financial Statements and all
prior periods.
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7.15      No Violation. The Closing will not constitute or
result in a breach or default under any provision of any charter, by-law, indenture, mortgage, lease, or agreement, or any order, judgment, decree, law, or regulation to which any property of Precom is subject or by which Precom is bound.
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8.       CONDUCT PENDING THE CLOSING
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Provence, Precom and the Shareholders covenant that between the date of this Agreement and the Closing as to each of
them:
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8.1      No change will be made in the charter documents,
by-laws, or other corporate documents of Provence.
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8.2      Provence will use its best efforts to maintain and
preserve its business organization, employee relationships, and goodwill intact, and will not enter into any material commitment except in the ordinary course of business.
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8.3      No change will be made in the charter documents,
by-laws, or other corporate documents of Precom.
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8.4      Precom will use its best efforts to maintain and
preserve its business organization, employee relationships, and goodwill intact, and will not enter into any material commitment except in the ordinary course of business.
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8.5      None of the Shareholders will sell, transfer,
assign, hypothecate, lien, or otherwise dispose or encumber the Provence shares of common stock owned by them.
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9.       CONDITIONS PRECEDENT TO OBLIGATION OF THE
         SHAREHOLDERS
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Provence's obligation to consummate this exchange shall be
subject to fulfillment on or before the Closing of each of the following conditions, unless waived in writing by
Provence:
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9.1      Precom's Representations and Warranties. The
representations and warranties of Precom set forth herein shall be true and correct at the Closing as though made at and as of that date, except as affected by transactions contemplated hereby.
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9.2      Precom's Covenants. Precom shall have performed all
covenants required by this Agreement to be performed by it
on or before the Closing.
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9.3      Board of Director and Shareholder Approval. This
Agreement shall have been approved by the Board of Directors and a majority of shareholders of Precom.
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9.4      Supporting Documents of Precom. Precom shall have
delivered to the Shareholders supporting documents in form and substance reasonably satisfactory to the Shareholders, to the effect that:
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          (a) A good standing certificate from the
jurisdiction of Precom's organization stating that Precom is a corporation duly organized, validly existing and in good standing;
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          (b) Secretary's certificate stating that Precom's
authorized capital stock is as set forth herein;
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          (c) Resolution of the Board of Directors and a
majority of shareholders of Precom authorizing the execution of this Agreement and the consummation hereof;
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          (d) Precom's Audited Financial Statements; and
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          (e) Any document as may be specified herein or
required to satisfy the conditions, representations and warranties enumerated elsewhere herein.
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10.      CONDITIONS PRECEDENT TO OBLIGATION OF PRECOM
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Precom's obligation to consummate this exchange shall be
subject to fulfillment on or before the Closing of each of the following conditions, unless waived in writing by
Precom:
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10.1      Shareholders' Representations and Warranties. The
representations and warranties of the Shareholders set forth herein shall be true and correct at the Closing as though made at and as of that date, except as affected by transactions contemplated hereby.
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10.2      Covenants. The Shareholders shall have performed
all covenants required by this Agreement to be performed by them on or before the Closing.
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10.3      Provence's Representations and Warranties. The
representations and warranties of Provence set forth herein shall be true and correct at the Closing as though made at and as of that date, except as affected by transactions contemplated hereby.
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10.4      Provence's Covenants. Provence shall have
performed all covenants required by this Agreement to be performed by them on or before Closing.
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10.5      Board of Directors and Shareholders Approval. This
Agreement shall have been approved by the Board of Directors and a majority of the shareholders of Provence.
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10.6      Supporting Documents of Provence. Provence shall
have delivered to the shareholders supporting documents in form and substance reasonably satisfactory to the Shareholders, to the effect that:
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          (a) A good standing certificate from the
jurisdiction of Provence's organization stating that
Provence is a corporation duly organized, validly existing
and in good standing;
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          (b) Secretary's certificate stating that
Provence's authorized capital stock is as set forth herein;
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          (c) Resolution of the Board of Directors and a
majority of the shareholders of Provence authorizing the execution of this Agreement and the consummation hereof;
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          (d) Provence's Financial Statements; and
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          (e) Any document as may be specified herein or
required to satisfy the conditions, representations and warranties enumerated elsewhere herein.
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11.     PIGGYBACK REGISTRATION RIGHTS.
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Whenever Precom proposes to file a registration statements
relating to any of its common stock under the Securities Act of 1933, as amended (the "Securities Act"), Precom shall include in such registration statements the Provence
Shares of common stock and shall use its best efforts to cause such registration statements to become effective with respect to the Shares. The shareholders of Provence shall cooperate with Precom in the preparation of such
Registration Statement to the extent required to furnish information concerning the Provence shareholders therein. Notwithstanding the above, such Shares which are to registered for the benefit of the Provence shareholders, shall be subject to the terms of a leak out agreement which shall only permit 50,000 of such Shares to be sold during each three (3) month period until the time that the shareholders have held the Shares for at least one year.
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12.      SHAREHOLDER REPRESENTATIVE.
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The Shareholders hereby irrevocably designate and appoint
Goldco Properties Limited Partnership, 22154 Martella
Avenue, Boca Raton, Florida 33433, Attorney in fact (the "Shareholders' Representative") with full power and authority until the Closing to execute, deliver, and receive on their behalf all notices, requests, and other communications hereunder; to fix and alter on their behalf the date, time, and place of the Closing; to waive, amend, or modify any provisions of this Agreement, and to take such other action on their behalf in connection with this Agreement, the Closing, and the transactions contemplated hereby as such agent or agents deem appropriate; provided, however, that no such waiver, amendment, or modification may be made if it would decrease the number of shares to be issued to the Shareholders hereunder or increase the extent of their liability hereunder.
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13.      TERMINATION.
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This Agreement may be terminated (1) by mutual consent in
writing; or (2) if the Closing shall not have taken place within thirty (30) days following execution of this Agreement, unless adjourned to a later date by mutual consent in writing.
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14.      SURVIVAL OF REPRESENTATIONS AND WARRANTIES.
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The representations and warranties of the Shareholders,
Precom and Provence set out herein shall survive the
Closing.
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15.      ARBITRATION
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15.1      Scope. The parties hereby agree that any and all
claims (except only for requests for injunctive or other equitable relief) whether existing now, in the past or in the future as to which the parties may or any affiliates may be adverse parties, and whether arising out of this
Agreement or from any other cause, will be resolved by arbitration before the American Arbitration Association within Florida.
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15.2      Consent to Jurisdiction, Situs and Judgment. The
parties hereby irrevocably consent to the jurisdiction of
the American Arbitration Association and the situs of the arbitration (and any requests for injunctive or other equitable relief) within New Jersey. Any award in arbitration may be entered in any domestic or foreign court having jurisdiction over the enforcement of such awards.
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15.3      Applicable Law. The law applicable to the
arbitration and this agreement shall be that of the State of New Jersey, determined without regard to its provisions which would otherwise apply to a question of conflict of
laws.
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15.4      Disclosure and Discovery. The arbitrator may, in
its discretion, allow the parties to make reasonable disclosure and discovery in regard to any matters which are the subject of the arbitration and to compel compliance with such disclosure and discovery order. The arbitrator may order the parties to comply with all or any of the
disclosure and discovery provisions of the Federal Rules of Civil Procedure, as they then exist, as may be modified by the arbitrator consistent with the desire to simplify the conduct and minimize the expense of the arbitration.
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15.5      Rules of Law. Regardless of any practices of
arbitration to the contrary, the arbitrator will apply the rules of contract and other laws of the jurisdiction whose law applies to the arbitration so that the decision of the arbitrator will be, as much as possible, the same as if the dispute had been determined by a court of competent jurisdiction.
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15.6      Finality and Fees. Any award or decision by the
American Arbitration Association shall be final, binding and non-appealable except as to errors of law or the failure of the arbitrator to adhere to the arbitration provisions contained in this Agreement. Each party to the arbitration shall pay its own costs and counsel fees except as specifically provided otherwise in this Agreement.
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15.7      Measure of Damages. In any adverse action, the
parties shall restrict themselves to claims for compensatory damages and/or securities issued or to be issued and no claims shall be made by any party or affiliate for lost profits, punitive or multiple damages.
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15.8      Covenant Not to Sue. The parties covenant that
under no condition will any party or any affiliate file any action against the other (except only requests for injunctive or other equitable relief) in any forum other
than before the American Arbitration Association, and the parties agree that any such action, if filed, shall be dismissed upon application and shall be referred for arbitration hereunder with costs and attorney's fees to the prevailing party.
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15.9      Intention. It is the intention of the parties and
their affiliates that all disputes of any nature between them, whenever arising, whether in regard to this Agreement or any other matter, from whatever cause, based on whatever law, rule or regulation, whether statutory or common law, and however characterized, be decided by arbitration as provided herein and that no party or affiliate be required to litigate in any other forum any disputes or other matters except for requests for injunctive or equitable relief. This Agreement shall be interpreted in conformance with this stated intent of the parties and their affiliates.
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15.10      Survival. The provisions for arbitration
contained herein shall survive the termination of this
Agreement for any reason.
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16.      GENERAL PROVISIONS.
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16.1      Further Assurances. From time to time, each party
will execute such additional instruments and take such actions as may be reasonably required to carry out the intent and purposes of this Agreement.
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16.2      Waiver. Any failure on the part of either party
hereto to comply with any of its obligations, agreements, or conditions hereunder may be waived in writing by the party to whom such compliance is owed.
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16.3      Brokers. Each party agrees to indemnify and hold
harmless the other party against any fee, loss, or expense arising out of claims by brokers or finders employed or alleged to have been employed by the indemnifying party.
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16.4      Notices. All notices and other communications
hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first class certified mail, return receipt requested, or recognized commercial courier service as follows:
                   If to Provence Capital Corporation, Inc.:
                         22154 Martella Avenue
                         Boca Raton, Florida 33433
                         Attn: Shelley Goldstein, President
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                         If to Precom Technology, Inc.:
                         2001 W. Main Street, Suite 208
                         Stamford, Connecticut 06902
                         Attn: Nicholas M. Calapa, President
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                         If to the Shareholders, to:
                         c/o Goldco Properties Limited
                         Partnership
                         22154 Martella Avenue
                         Boca Raton, Florida 33433
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16.5      Governing Law. This Agreement shall be governed by
and construed and enforced in accordance with the laws of
the State of Florida.
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16.6      Assignment. This Agreement shall inure to the
benefit of, and be binding upon, the parties hereto and
their successors and assigns; provided, however, that any assignment by either party under this Agreement without the written consent of the other party shall be void.
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16.7      Counterparts. This Agreement may be executed
simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures sent by facsimile transmission shall be deemed to be evidence of the original execution thereof.
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16.8      Exchange Agent and Closing Date. The Exchange
Agent shall be the law firm of Richard I. Anslow & Associates, Freehold, New Jersey. The Closing shall take place upon the fulfillment by each party of all the conditions of the Closing required herein, but not later than 30 days following execution of this Agreement unless extended by mutual consent of the parties.
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16.9      Review of Agreement. Each party acknowledges that
it has had time to review this Agreement and, as desired, consult with counsel. In the interpretation of this Agreement, no adverse presumption shall be made against any party on the basis that it has prepared, or participated in the preparation of this Agreement.
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16.10      Schedules. All schedules attached hereto shall be
acknowledged by each party by signature or initials thereon
and shall be dated.
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16.11      Effective Date. This effective date of this
Agreement shall be August 28, 2000.
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SIGNATURE PAGE TO STOCK ACQUISITION AND REORGANIZATION
AGREEMENT AMONG PROVENCE CAPITAL CORPORATION, INC., PRECOM TECHNOLOGY, INC. AND THE SHAREHOLDERS OF PROVENCE CAPITAL CORPORATION, INC.
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IN WITNESS WHEREOF, the parties have executed this Agreement this 28th day of August, 2000.
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PROVENCE CAPITAL CORPORATION, INC.
BY: /s/ Shelley Goldstein
    -----------------------------
        SHELLEY GOLDSTEIN
        PRESIDENT
<P>
PRECOM TECHNOLOGY, INC.
BY: /s/ Nicholas M. Calapa
---------------------------
        NICHOLAS M. CALAPA
        PRESIDENT
<P>
                      EXHIBIT A
                PRECOM SHAREHOLDER LIST

Cert     Shareholder                           # shares      Extended
------------------------------------------------------------------------
                                                 Provence    Precom
<P>
1        Gundlach, Jon                           1,000       200.00
         2741 NE 14th St.                                       -
         Ft. Lauderdale, FL  33304                              -
<P>
2        Reynolds, Nancy                         1,000       200.00
         3237 NE 10th St #2                                     -
         Pompano Beach, FL  33062                               -
<P>
3        Sharon Baker                            1,000       200.00
         104 Half Moon Circle, Suite H-3                        -
         Hypoluxo, FL 33462                                     -
<P>
4        King, Sean                              1,000       200.00
         1780 Palm Cove Blvd. #205                              -
         Delray Beach, FL 33445                                 -
<P>
5        Goldstein, Shelley                     10,000     2,000.00
         22154 Martella Ave                                     -
         Boca Raton, FL 33433                                   -
<P>
6        Goldstein, Peter                       25,000     5,000.00
         22154 Martella Ave                                     -
         Boca Raton, FL 33433                                   -
<P>
7        Cohen, Lisa                             1,000       200.00
         124 Bright Street                                      -
         Belmont, Mass 02178                                    -
<P>
8        Bleiberg, Erika                         1,000       200.00
         76 Willow Street                                       -
         Glen Ridge, N.J. 07028                                 -
<P>
9        Goldstein, Inge                         1,000       200.00
         259 N Midland Ave                                      -
         Nyack, N.Y. 10952                                      -
<P>
10       Goldstein, Alvin                        1,000       200.00
         244 13th Street NE, # 209                              -
         Atlanta, GA 30309                                      -
<P>
11       Simmons, Charles S.                     1,000       200.00
         22154 Martella Avenue                                  -
         Boca Raton, FL 33433                                   -
<P>
12       Mark Kulkowitz                          1,000       200.00
         114 Pearl Avenue                                       -
         West Cape May, NJ 08204                                -
<P>
13       Cheryl Berman                           1,000       200.00
         300 Broadway # 7A                                      -
         Dobbs Ferry, NY 10522                                  -
<P>
14       Charlotte Guiberson                     1,000       200.00
         8420 Halliford Court                                   -
         Plano, Texas 75024                                     -
<P>
15       Cramer, Daniel                          1,000       200.00
         15500 46th Lane South                                  -
         Wellington, FL  99414                                  -
<P>
16       Charles E. Simmons                      1,000       200.00
         P.O. Box 3886                                          -
         Houston, Texas 77253                                   -
<P>
17       Cramer, Sandy                           1,000       200.00
         15500 46th Lane South                                  -
         Wellington, FL  33414                                  -
<P>
18       Bob Shuster                             1,000       200.00
         22155 Martella Ave                                     -
         Boca Raton, FL 33433                                   -
<P>
19       Diaz, Roxanne                           1,000       200.00
         31 Truman                                              -
         Ft. Lauderdale, FL  33326                              -
<P>
20       Goldco Properties Limited Partnership 896,000   179,200.00
         22154 Martella Avenue                                  -
         Boca Raton, FL 33433                                   -
<P>
21       Jacob Gitman                            1,000       200.00
         1111 Kane Concourse # 518                              -
         Bay Harnor Islands, Fl 33154                           -
<P>
22       Echols, Stephen                         1,000       200.00
         160 Marine Way                                         -
         Delray Beach, FL                                       -
<P>
23       Foote, Laura                            1,000       200.00
         123 Beach Rd.                                          -
         Islamorada, FL  33036                                  -
         c/o The Moorings
<P>
24       Boris Gitman                            1,000       200.00
         210 172nd Street                                       -
         Sunny Isles Beach, Fl 33160                            -
<P>
25       Jeff Klein                             30,000     6,000.00
         23123 State Road 7                                     -
         Suite 350B                                             -
         Boca Raton, Florida 33433
<P>
26       Milligan, Sharon                        1,000       200.00
         9539 Boca Cove Circle #109                             -
         Boca Raton, FL  33428                                  -
<P>
27       Palos, Diane                            1,000       200.00
         330 SE 2nd Ave #C1                                     -
         Deerfield Beach, FL  33441
<P>
28       Prendergast, Alicia                     1,000       200.00
         1907 Lincoln Way                                       -
         San Francisco, CA  94112
<P>
29       Snow, Judith                            1,000       200.00
         4901 NE 13th Ave.                                      -
         Oakland Park, FL  33334
<P>
30       Toohey, Richard                         1,000       200.00
         PO Box 3411                                            -
         Palm Beach, FL  33480                                  -
<P>
31       Schiff, Martha                          1,000       200.00
         534 Hendricks Isle                                     -
         Ft. Lauderdale, FL                                     -
<P>
32       Konstantin Kreiman                      1,000       200.00
         2500 NE 135st #806                                     -
         North Miami Fl 33181                                   -
<P>
33       Woodford, Allison                       1,000       200.00
         1021 N 12th Terrace                                    -
         Hollywood, FL  33019                                   -
<P>
34       Galina Solomovich                       1,000       200.00
         200 177th drive #519                                   -
         North Miami Beach, FL                                  -
<P>
35       Beryl Wolk                              1,000       200.00
         938 Pavillion                                          -
         Jewkintown, Pa 19048                                   -
<P>
36       Ken Costanzo                            1,000       200.00
         112 Meilland Drive                                     -
         Greer, South Carolina 29650                            -
<P>
37       Ghanam, Jay                             1,000       200.00
         425 N Dixie Hwy                                        -
         Pompano Beach, FL  33060                               -
<P>
38       David Gillis                            1,000       200.00
         222 Glengarry Ave                                      -
         Melbourne Beach, Fl 32951
<P>
39       Ring, Stephanie                         1,000       200.00
         4890 NW 85th Ave                                       -
         Lauderhill, FL  33351                                  -
<P>
40       Gary Trump                              1,000       200.00
         6816 Raccoon Court                                     -
         Melbourne, FL 32940                                    -
<P>
41       Hanrahan, Robert                        1,000       200.00
         2175 Citrus Lake Dr. # B201                            -
         Naples, FL  34109                                      -
<P>
42       Ronald Lichtman                         1,000       200.00
         4744 South Ocean Blvd. #8                              -
         Highland Beach, Fl 33487                               -
<P>
43       James Tedder                            1,000       200.00
         1013 Sheridan Ave NW                                   -
         Palm Bay Fl 32907
                                            -----------------------------------
                                             1,000,000   200,000.00
<P>
